Exhibit 1.1


                                     $[ ]
                                 (Approximate)


                           WHOLE AUTO LOAN TRUST [ ]

                              ASSET BACKED NOTES


                        FORM OF UNDERWRITING AGREEMENT
                                 (Owner Trust)


                                                                Dated [   ]


BEAR, STEARNS & CO. INC.
383 Madison Avenue
New York, New York  10179

[Underwriter][s]
[Address][es]

Ladies and Gentlemen:


         Bear Stearns Asset Backed Funding II Inc. (the "Depositor"), a Delaware corporation, has formed a Delaware statutory trust, Whole Auto Loan
Trust [      ] (the "Issuer"), which will be governed pursuant to [a] [an
Amended and Restated] Trust Agreement (the "Trust Agreement") to be dated as
of [       ] between the Depositor and [     ], as owner trustee (the "Owner
Trustee"). The Issuer will issue (i) $[    ] principal amount of its Class
A-1 [       ]% Asset Backed Notes (the "Class A-1 Notes"), (ii) $[      ]
principal amount of its Class A-2 [ ]% Asset Backed Notes (the "Class A-2
Notes"), (iii) $[     ] principal amount of its Class A-3 [    ]% Asset
Backed Notes (the "Class A-3 Notes"), (iv) $[    ] principal amount of its
Class A-4 [    ]% Asset Backed Notes (the "Class A-4 Notes"), (v) $[       ]
principal amount of its Class B [     ]% Asset Backed Notes (the "Class B
Notes"), (vi) $[    ] principal amount of its Class C [      ]% Asset
Backed Notes (the "Class C Notes" and together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B
Notes, the "Underwritten Notes")[; (vii) $[     ] principal amount of its
Class D [     ]% Asset Backed Notes (the "Class D Notes"] and, together with the Underwritten Notes, the "Notes"), pursuant to an indenture to be dated as
of [     ] (the "Indenture"), between the Issuer and [    ], as indenture
trustee (the "Indenture Trustee"); and (viii) its Asset Backed Certificates (the "Certificates", and together with the Notes, the "Securities"), each representing fractional undivided interests in the Issuer. The Depositor proposes to sell to Bear, Stearns & Co. Inc. (for itself and as
representative, the "Representative" of the other "Underwriters") and [   ]
("[    ]" together with the

Representative, the "Underwriters") the Underwritten Notes identified in
Schedule I hereto pursuant to this Agreement (this "Agreement"), between the Depositor and the Underwriters.

         The Issuer's Assets will include, among other things, a pool of motor vehicle installment sales contracts secured by new and used automobiles and light-duty trucks (the "Receivables"), certain monies due or received
thereunder on or after [     ] (the "Cutoff Date"), security interests in
the vehicles financed thereby, certain accounts, and the proceeds thereof, and the proceeds from claims on certain insurance policies. The Receivables will
be sold to the Depositor by (a) [    ] ("[     ]"), as seller (in such
capacity, the "Seller"), pursuant to a Receivables Purchase Agreement (the
"Receivables Purchase Agreement") to be dated as of [    ], between [     ]
and the Depositor and (b) [   ] ("[     ]"), as seller, pursuant to a
Purchase and Sale Agreement (the "[    ] Purchase Agreement") dated as of
[      ], between [    ] and the Depositor. The Depositor will sell the
Receivables to the Issuer, pursuant to a Sale and Servicing Agreement (the
"Sale and Servicing Agreement") to be dated as of [     ], among the
Depositor, as seller, Bear Stearns Asset Receivables Corp., as servicer (the "Servicer") and the Issuer. The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Sale and Servicing Agreement. This Agreement, the Trust Agreement, the Indenture, the Receivables Purchase
Agreement, the [    ] Purchase Agreement and the Sale and Servicing
Agreement are referred to herein collectively as the "Operative Agreements."

         SECTION 1. Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with the Underwriters that:

            (a) A Registration Statement on Form S-3 (No. 333-107577) has (i) been prepared by the Depositor in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such Registration Statement have been delivered by the Depositor to the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, at the Effective Time, including any documents incorporated by reference therein at such time;
and "Prospectus" means the final prospectus dated [     ], as supplemented
by the final Prospectus Supplement dated [     ], (the "Prospectus
Supplement") relating to the Underwritten Notes, to be filed with the Commission pursuant to paragraphs (2), (3) or (5) of Rule 424(b) of the Rules and Regulations. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of the Prospectus and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Prospectus, as the case may be, and incorporated by reference in such Prospectus, as the case may be, as of the date of such amendment or supplement and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to

Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement as of the date of such amendment. The Commission has not issued any order preventing or suspending the use of the Prospectus. There are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

            (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date, and as amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made (i) as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by any Underwriter expressly for use therein or (ii) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the Trust Indenture Act. The only information furnished by the Underwriters or on behalf of the Underwriters for use in connection with the preparation of the Registration Statement or the Prospectus is described in Section 8(h) hereof.

            (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation is made as to Computational Materials, Structural Term Sheets and Collateral Term Sheets (each as defined herein) deemed to be incorporated by reference in the Prospectus as the result of filing an Additional Materials 8-K (as defined below) pursuant to the terms hereof except to the extent such Computational Materials, Structural Term Sheets and Collateral Term Sheets reflect information furnished by the Depositor to the Underwriters.

            (d) Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Depositor.

            (e) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under the Operative Agreements to which it is a party and to cause the Securities to be issued.

            (f) There are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process before, or threatened by, any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (a) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (b) which assert the invalidity of any of the Operative Agreements to which it is a party or the Securities, (c) which seek to prevent the issuance of the Securities or the consummation by the Depositor of any of the transactions contemplated by any of the Operative Agreements to which it is a party or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of any of the Operative Agreements to which it is a party or the Securities.

            (g) This Agreement has been, and each other Operative Agreement to which the Depositor is a party, when executed and delivered as contemplated hereby and thereby, will have been, duly authorized, executed and delivered by the Depositor, and this Agreement constitutes, and each other Operative Agreement when executed and delivered as contemplated hereby and thereby, will constitute, legal, valid and binding instruments enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Agreement or any other Operative Agreement, limitations of public policy under applicable securities laws.

            (h) The execution, delivery and performance of the Operative Agreements to which it is a party by the Depositor and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Securities do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party, by which the Depositor is bound or to which any of the properties or assets of the Depositor or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-Laws of the Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor.

            (i) The Depositor has no reason to believe that [    ] is not an
independent public accountant with respect to the Depositor as required by the Securities Act and the Rules and Regulations.

            (j) When duly and validly executed by the Owner Trustee on behalf of the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Underwritten Notes will be duly issued and constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general or the rights of creditors of federal savings associations and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (k) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Securities and the sale of the Underwritten Notes to the Underwriters, or the consummation by the Depositor of the other transactions contemplated by the Operative Agreements, except such consents, approvals, authorizations, registrations or qualifications as may be required under securities laws in connection with the purchase and distribution of the Underwritten Notes by the Underwriters or as have been obtained.

            (l) The Depositor possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and the Depositor has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit which if decided adversely to the Depositor would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

            (m) At the time of execution and delivery of the Sale and Servicing Agreement, the Depositor will: (i) be the sole beneficial owner of the Receivables conveyed by the Seller, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"); (ii) not have assigned to any Person any of its right or title in the Receivables, in the Receivables Purchase Agreement or in the Underwritten Notes; and (iii) have the power and authority to sell its interest in the Receivables to the Issuer and to sell the Underwritten Notes to the Underwriters. Upon execution and delivery of the Sale and Servicing Agreement by the Issuer, the Issuer will have acquired beneficial ownership of all of the Depositor's right, title and interest in and to the Receivables. Upon delivery to the Underwriters of the Underwritten Notes in accordance with this Agreement, the Underwriters will have good title to the Underwritten Notes, free and clear of any Liens.

            (n) As of the Cutoff Date, each of the Receivables will meet the eligibility criteria described in the Prospectus and will conform in all material respects to the descriptions thereof contained in the Prospectus.

            (o) Neither the Depositor nor the Issuer is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act") and the Rules and Regulations of the Commission thereunder.

            (p) At the Closing Date, the Underwritten Notes and the Operative Agreements will conform in all material respects to the descriptions thereof contained in the Prospectus.

            (q) At the Closing Date (i) the Class A-1 Notes will have been rated in the highest short-term rating category by at least two nationally recognized rating agencies; (ii) the Class A-2 Notes will have been rated in the highest long-term rating category by at least two nationally recognized rating agencies; (iii) the Class A-3 Notes will have been rated in the highest long-term rating category by at least two nationally recognized rating agencies; (iv) the Class A-4 Notes will have been rated in the highest long-term rating category by at least two nationally recognized rating
agencies; (v) the Class B Notes will have been rated in at least the "[    ]"
category (or its equivalent) by at least two nationally recognized rating agencies; and (vi) the Class C Notes will have been rated in at least the
"[    ]" category (or its equivalent) by at least two nationally recognized rating agencies.

            (r) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Operative Agreements and the Securities have been paid or will be paid at or prior to the Closing Date.

            (s) At the Closing Date, each of the representations and warranties of the Depositor set forth in the Operative Agreements will be true and correct in all material respects.

            (t) Neither the Depositor nor anyone acting on its behalf has taken any action that would require qualification of the Trust Agreement under the Trust Indenture Act.

         Any certificate signed by an officer of the Depositor and delivered to the Underwriters or counsel for the Underwriters in connection with an offering of the Underwritten Notes shall be deemed to be a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

         SECTION 2. Purchase and Sale. The commitment of the Underwriters to purchase the Underwritten Notes pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. The Depositor agrees to cause the Issuer to issue the Underwritten Notes and agrees to sell to the Underwriters, and each Underwriter agrees (except as provided in Section 11), severally and not jointly, to purchase from the Depositor, at the related purchase price (expressed as a percentage of par) set forth on Schedule A, Underwritten Notes of each class thereof having an amount set forth on Schedule A opposite their names.

         SECTION 3. Delivery and Payment. Delivery of and payment for the Underwritten Notes to be purchased by the Underwriters shall be made at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York, or at such other place as shall be agreed upon by the Representative and
the Depositor at 10:00 a.m. New York time on [    ] or at such other time
or date as shall be agreed upon in writing by the Representative and the

Depositor (such date being referred to as the "Closing Date"). Payment shall be made to the Depositor by wire transfer of same day funds payable to the account of the Depositor. Delivery of the Underwritten Notes shall be made to the Underwriters for the account of the Underwriters against payment of the purchase price thereof. The Underwritten Notes shall be in such authorized denominations and registered in such names as the Representative may request in writing at least two business days prior to the Closing Date. The Underwritten Notes will be made available for examination by the Representative no later than 2:00 p.m. New York City time on the first business day prior to the Closing Date.

         SECTION 4. Offering by the Underwriters. It is understood that, subject to the terms and conditions hereof, the Underwriters propose to offer the Underwritten Notes for sale to the public as set forth in the Prospectus.

         SECTION 5. Covenants of the Depositor. The Depositor covenants and agrees with each Underwriter as follows:

            (a) To prepare (by no later than the second business day immediately preceding the Closing Date) the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the availability of the Prospectus to the Underwriters and to make no further amendment or any supplement to the Registration
Statement or to the Prospectus prior to the Closing Date except as permitted herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective prior to the Closing Date or any supplement to the Prospectus or any amended Prospectus has been filed prior to the Closing Date and to furnish each Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Depositor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Underwritten Notes to advise the Underwriters promptly of its receipt of notice of the issuance by the Commission of any stop order or of: (i) any order preventing or suspending the use of the Prospectus; (ii) the suspension of the qualification of the Underwritten Notes for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose; and (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Depositor promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

            (b) To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

            (c) To deliver promptly to each Underwriter such number of the following documents as such Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) the Prospectus and any amended or supplemented Prospectus; and (iii) any document incorporated by reference in the Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time in connection with the offering or sale of the Underwritten Notes, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Depositor shall notify the Underwriters and, upon the Representative's request, shall file such document and prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance.

            (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Depositor or the Representative, be required by the Securities Act or requested by the Commission.

            (e) The Depositor will (i) cause any Computational Materials or any Structural Term Sheet (each as defined below in this subsection) with respect to the Underwritten Notes which are delivered by the Representative to the Depositor to be filed with the Commission on an Additional Materials 8-K (as defined below) (A) at or before the time of filing of the Prospectus pursuant to Rule 424(b) under the Securities Act in the case of Computational Materials or any Structural Term Sheet provided to investors prior to the availability of such Prospectus, and (B) within two business days of first use in the case of Computational Materials or any Structural Term Sheet provided to investors subsequent to the availability of, but before the sending or giving of, such Prospectus and (ii) cause any Collateral Term Sheet (as defined below in this subsection) with respect to the Underwritten Notes which are delivered by the Representative to the Depositor to be filed with the Commission on an Additional Materials 8-K within two business days after the date on which the Representative advises the Depositor that such Collateral Term Sheet was first used; provided, however, that the Depositor shall have no obligation to file any materials which, in the reasonable determination of the Depositor after consultation with the Representative, (x) are not required to be filed pursuant to the Kidder Letters and/or the PSA Letter (each as defined below) or (y) contain any erroneous information or untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Depositor shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials, Structural Term Sheets or Collateral Term Sheets provided by the
Representative to the Depositor as aforesaid. For purposes of this subsection
(e), (1) the term "Computational Materials" shall mean those materials which constitute "computational materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I and certain affiliates and the no action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities

Association (together, the "Kidder Letters") and the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance to the Public Securities Association (the "PSA Letter") for which the filing of such material on an Additional Materials 8-K is a condition of the relief granted in such letters; (2) the terms "Structural Term Sheet" and "Collateral Term Sheet" shall mean those materials which constitute "structural term sheets" and "collateral term sheets" within the meaning of the PSA Letter for which the filing of such material on an Additional Materials 8-K is a condition of the relief granted in such letter; and (3) the term "Additional Materials 8-K" shall mean a Current Report on Form 8-K used to file Computational Materials, Structural Term Sheets and/or Collateral Term Sheets. The Underwriters agree that the only Computational Materials, Structural Term Sheets and Collateral Term Sheets that they will use are those delivered by the Representative to the Depositor for filing in an Additional Materials 8-K.

            (f) To furnish the Representative and counsel for the Underwriters, prior to filing with the Commission, and to obtain the consent of the Representative for the filing of the following documents relating to the
Securities: any (i) amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus, or
(ii) Prospectus pursuant to Rule 424 of the Rules and Regulations.

            (g) To make generally available to holders of the Underwritten Notes as soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, a statement of earnings of the Issuer (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Depositor, Rule
158) and covering a period of at least twelve (12) consecutive months beginning not later than the first day of the first fiscal quarter following the Closing Date.

            (h) To use its best efforts, in cooperation with the Underwriters, to qualify the Underwritten Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States or elsewhere as the Representative may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Underwritten Notes; provided, however, that in connection therewith, the Depositor shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. The Depositor will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Underwritten Notes have been so qualified.

            (i) During the period from the date of the Prospectus to and including the business day after the Closing Date, to not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities collateralized by, or evidencing an ownership interest in, a pool of motor vehicle installment sales contracts secured by new and used automobiles and light-duty trucks without the prior written consent of the Representative.

            (j) For a period from the date of this Agreement until the retirement of the Securities, to deliver to the Representative the annual statement of compliance and the annual independent certified public accountants' report furnished to the Owner Trustee and the

Indenture Trustee, pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Owner Trustee and the Indenture Trustee, respectively.

            (k) To apply the net proceeds from the sale of the Underwritten Notes in the manner set forth in the Prospectus Supplement.

         SECTION 6. Conditions to the Underwriter's Obligations. Each Underwriter's obligation to purchase the Underwritten Notes pursuant to this Agreement is subject to: (i) the accuracy on and as of the Closing Date of the representations and warranties on the part of the Depositor herein contained;
(ii) the performance by the Depositor of all of its obligations hereunder; and
(iii) the following conditions as of the Closing Date:

            (a) The Representative shall have received confirmation of the effectiveness of the Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

            (b) The Representative shall not have discovered and disclosed to the Depositor on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of the Underwriter and its counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (c) All corporate proceedings and other legal matters relating to the authorization, form and validity of the Operative Agreements, the Securities, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to the Representative and counsel for the Underwriters, and the Depositor shall have furnished the Representative and counsel for the Underwriters all documents and information that they may reasonably request to enable them to pass upon such matters.

            (d) The Sale and Servicing Agreement shall have been duly executed and delivered by the Depositor, the Servicer and the Issuer.

            (e) The Indenture shall have been duly executed and delivered by the Issuer and the Indenture Trustee, and the Notes shall have been duly executed and delivered by the Issuer and duly authenticated by the Indenture Trustee.

            (f) [        ], special Delaware counsel to the Issuer, shall have
furnished to the Underwriters their written opinion, as counsel to the Issuer, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representative, regarding (i) the due organization of the Issuer, (ii) the enforceability of the Trust Agreement, (iii) other general Delaware law matters with respect to the Issuer, including, without limitation, the due authorization, execution and delivery of the Operative Agreements by the Issuer and the due authorization and issuance of the Certificates, and (iv) the perfection and priority of the security interests created by the Indenture, in each case, in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters.

            (g) [_______], counsel to the Depositor, shall have furnished to the Underwriters [his/her] written opinion, as counsel to the Depositor, the Servicer and the Administrator, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representative and counsel to the Underwriters, to the effect that:

               (i) Each of the Depositor, the Servicer and the Administrator is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, to execute, deliver and perform the Operative Agreements to which it is a party and the transactions contemplated thereby.

              (ii) None of the Depositor, the Servicer or the Administrator is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which default might result in any material adverse change in the financial condition, earnings, affairs or business of the Depositor, the Servicer or the Administrator, as applicable, or which might materially and adversely affect (A) the ability of the Depositor or the Servicer, as applicable, to perform its obligations under any of the Operative Agreements to which it is a party or (B) the ability of the Administrator to perform its obligations under the Administration Agreement.

            (iii) Each of the Operative Agreements to which the Depositor or the Servicer is a party has been duly authorized, executed and delivered by the Depositor or the Servicer, as applicable. The Administration Agreement has been duly authorized, executed and delivered by the Administrator.

             (iv) (A) The execution, delivery and performance by the Depositor or the Servicer of the Operative Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby and (B) the execution, delivery and performance by the Administrator of the Administration Agreement and the consummation of the transactions contemplated hereby and thereby, in each case, do not and will not conflict with or result in a breach or violation of any of the terms of provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor, the Servicer or the Administrator, as applicable, is a party or by which the Depositor, the Servicer or the Administrator, as applicable, is bound or to which any of the property or assets of the Depositor, the Servicer or the Administrator, as applicable, is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor, the Servicer or the Administrator, as applicable, nor will such actions result in a violation of the provisions of the Certificate of Incorporation or By-laws of the Depositor, the Servicer or the Administrator, as applicable, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor, the Servicer or the Administrator, as applicable, or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor, the Servicer or the Administrator, as applicable.

               (v) To [his/her] knowledge, there are no actions, proceedings or investigations pending before or threatened by any court, administrative agency, or other tribunal to which the Depositor, the Servicer or the Administrator is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor, the Servicer or the Administrator, as applicable, would have a material adverse effect on the business, results of operations or financial condition of the Depositor, the Servicer or the Administrator, as applicable; (b) (1) in the case of the Depositor and/or the Servicer, asserting the invalidity of any of the Operative Agreements to which it is a party and (2) in the case of the Administrator, asserting the invalidity of the Administration Agreement; (c) seeking to prevent the consummation by the Depositor, the Servicer or the Administrator, as applicable, of any of the transactions contemplated by any of the Operative Agreements to which it is a party; or (d) (1) which might materially and adversely affect the performance by the Depositor or the Servicer, as applicable, of its obligations under, or the validity or enforceability of any of the Operative Agreements to which it is a party and (2) which might materially and adversely affect the performance by the Administrator of its obligations under, or the validity or enforceability of, the Administration Agreement.

            (h) Sidley Austin Brown & Wood LLP shall have furnished to the Underwriters their written opinion, as special counsel to the Depositor, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that:

                (i) The Registration Statement has become effective under the Securities Act; to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement and the Prospectus, as of their respective effective or issue dates (in each case other than the documents incorporated therein by reference (including, without limitation, the "Computational Materials", "Structural Term Sheets" and "Collateral Term Sheets" filed by the Depositor with the Commission on Form 8-K) and the financial and statistical information contained therein, as to which such counsel expresses no opinion), complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder;

               (ii) The Underwritten Notes, the Sale and Servicing Agreement and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus;

              (iii) Assuming that the Sale and Servicing Agreement has been duly authorized, executed and delivered by the parties thereto, it constitutes a valid and binding agreement of the Depositor and the Servicer, enforceable against the Depositor and the Servicer in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

               (iv) Assuming that the Administration Agreement has been duly authorized, executed and delivered by the parties thereto, it constitutes a valid and binding agreement of the Administrator, enforceable against the Administrator in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

                (v) Assuming that the Indenture has been duly authorized, executed and delivered by the parties thereto, it constitutes a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

               (vi) Assuming that the Receivables Purchase Agreement and the
         [ ] Purchase Agreement have each been duly authorized, executed and delivered by the parties thereto, each constitutes a valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law and with respect to rights of indemnity under the Receivables Purchase Agreement or the [________] Purchase Agreement, limitations of public policy under applicable laws;

              (vii) Assuming that this Agreement has been duly authorized, executed and delivered by the parties hereto, it constitutes a valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law, and with respect to rights of indemnity and contribution hereunder, limitations of public policy under applicable laws;

             (viii) Assuming that the Notes have been duly and validly authorized, executed and authenticated in the manner contemplated in the Indenture, when delivered and paid for, the Notes will be valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, and will be entitled to the benefits of the Indenture;

                (ix) The Trust Agreement is not required to be qualified under the Trust Indenture Act, and the Issuer is not required to be registered under the 1940 Act; and

                (x) The Indenture has been duly qualified under the Trust Indenture Act.

         Such counsel shall have endeavored to see that the Registration Statement and the Prospectus comply with the Securities Act and the rules and regulations of the Commission thereunder relating to registration statements on Form S-3 and related prospectuses, but such counsel cannot, of course, make any representation to you as to the accuracy or completeness of statements of fact contained therein. Nothing, however, shall have come to such counsel's attention that has caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading other than (i) the information incorporated therein by reference (including, without limitation, any Computational Materials, Structural Term Sheets and Collateral Term Sheets), and (ii) the financial, statistical and numerical information contained therein, as to which in each case such counsel need make no statement.

            (i) Sidley Austin Brown & Wood LLP shall have furnished to the Underwriters their written opinion, addressed to the Underwriters and dated the Closing Date, with respect to certain matters relating to the creation of a security interest in the Receivables in favor of the Issuer and the Indenture Trustee, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters.

            (j) Sidley Austin Brown & Wood LLP shall have furnished to the Underwriters their written opinion, addressed to the Underwriters and dated the Closing Date, to the effect that (i) the Issuer will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes, (ii) the Underwritten Notes will be characterized as indebtedness for federal income tax purposes and (iii) the statements set forth in the Prospectus under the headings "Material Federal Income Tax Consequences" and "Employee Benefit Plan Considerations", to the extent that they are statements of law, are true and correct in all material respects, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters.

            (k) The Underwriters shall have received from Sidley Austin Brown & Wood LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representative may require, and the Depositor shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

            (l) [ _____ ], counsel to the Owner Trustee, shall have furnished to the Underwriters their written opinion, as counsel to the Owner Trustee, addressed to the Underwriters and dated the Closing Date, regarding the due organization of the Owner Trustee, the due authorization, execution and delivery by the Owner Trustee of the Trust Agreement, no conflicts or violations of organizational documents, contracts or law and other related matters, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters.

            (m) [    ], counsel to the Indenture Trustee, shall have furnished
to the Underwriters their written opinion, as counsel to the Indenture Trustee, addressed to the Underwriters and dated the Closing Date, regarding the due organization of the Indenture Trustee, the due authorization, execution and delivery by the Indenture Trustee of the Operative Agreements to which it is a party, no conflicts or violations of organizational documents, contracts or law and other related matters, in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters.

            (n) The Underwriters shall have received a certificate, dated the Closing Date, of any of the Chairman of the Board, the President, any Senior Vice President or the chief financial officer of the Depositor stating that
(A) the representations and warranties of the Depositor contained in this Agreement and the other Operative Agreements to which it is a party are true and correct on and as of the Closing Date, (B) the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under such agreements at or prior to the Closing Date,
(C) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of his or her knowledge, are contemplated by the Commission, and
(D) since [    ], there has been no material adverse change in the
financial position or results of operations of the Depositor or the Issuer or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Depositor or the Issuer except as set forth in or contemplated by the Registration Statement and the Prospectus.

            (o) The Owner Trustee shall have furnished to the Underwriters a certificate of the Owner Trustee, signed by one or more duly authorized officers of the Owner Trustee, dated the Closing Date, as to the due authorization, execution and delivery of each of the Operative Agreements to which the Issuer is a party and the acceptance by the Owner Trustee of the trusts created thereby and the due execution, authentication and delivery of the Certificates by the Owner Trustee thereunder and such other matters as the Representative shall reasonably request.

            (p) The Indenture Trustee shall have furnished to the Underwriters a certificate of the Indenture Trustee, signed by one or more duly authorized officers of the Indenture Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Indenture and the due authentication and delivery of the Notes by the Indenture Trustee thereunder and such other matters as the Representative shall reasonably request.

            (q) At the Closing Date (i) the Class A-1 Notes will have been rated in the highest short-term rating category by at least two nationally recognized rating agencies; (ii) the Class A-2 Notes will have been rated in the highest long-term rating category by at least two nationally recognized rating agencies; (iii) the Class A-3 Notes will have been rated in the highest long-term rating category by at least two nationally recognized rating agencies; (iv) the

Class A-4 Notes will have been rated in the highest long-term rating category by at least two nationally recognized rating agencies; (v) the Class B Notes will have been rated in at least the "[ ]" category (or its equivalent) by at least two nationally recognized rating agencies; and (vi) the Class C Notes will have been rated in at least the "[ ]" category (or its equivalent) by at least two nationally recognized rating agencies.

            (r) The Depositor shall have furnished to the Underwriters such further information, certificates and documents as the Representative may reasonably have requested not less than three full business days prior to the Closing Date.

            (s) Prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Notes as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Depositor in connection with the issuance and sale of the Underwritten Notes as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

            (t) Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been any attack on, outbreak or escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it, in any of the instances set forth in clauses
(i), (ii), (iii) and (iv) herein, in the judgment of the Representative, impractical or inadvisable to proceed with the public offering or delivery of the Underwritten Notes on the terms and in the manner contemplated in the Prospectus.

            (u) The Underwriters shall have received from [    ], letters,
dated [     ] and [     ] and satisfactory in form and substance to the
Representative and counsel for the Underwriters, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Representative, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement agrees with the records of the Depositor excluding any questions of legal interpretation.

            (v) The Underwriters shall have received from [   ], certified
public accountants, letters dated [   ] and satisfactory in form and
substance to the Representative and counsel for the Underwriters, to the effect that they have performed certain specified procedures and recomputations as a result of which they have confirmed the numerical information set forth in the Computational Materials, Structural Term Sheets and Collateral Term Sheets.

            (w) The Underwriters shall have received from [    ] a letter,
dated the Closing Date and satisfactory in form and substance to the Representative, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Representative, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement agrees with the records of [ ] excluding any questions or legal interpretation.

            (x) the Underwriters shall have received from counsel to The Bear Stearns Companies Inc., such opinion or opinions, addressed to the Underwriters and dated the Closing Date, with respect to certain matters relating to the guaranty executed by The Bear Stearns Companies Inc., in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters.

         If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         SECTION 7. Payment of Expenses. As between the Depositor and the Underwriters, the Depositor agrees to pay all expenses incident to the performance of its obligations under this Agreement, including without limitation those relating to: (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in connection therewith; (b) a portion of the fees previously paid to the Commission with respect to the filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus (including the Prospectus Supplement) or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement; (e) the fees and expenses of qualifying the Underwritten Notes under the securities laws of the several jurisdictions as provided in Section 5(h), if necessary, hereof and of preparing, printing and distributing a Blue Sky Memorandum and a Legal Investment Survey, if any (including related fees and expenses of counsel to the Underwriters); (f) any fees charged by securities rating services for rating the Securities; and (g) all other costs and expenses incident to the performance of the obligations of the Depositor (including costs and expenses of counsel for the Underwriters).

         If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 11, the Depositor shall cause the Underwriters to be reimbursed for all reasonable out-of-pocket expenses, including fees and disbursements of Sidley Austin Brown & Wood LLP, counsel for the Underwriters.

         SECTION 8. Indemnification and Contribution. (a) The Depositor agrees to indemnify and hold harmless each Underwriter (severally and not jointly) and each person, if any, who controls such Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Underwritten Notes), to which such Underwriter or any such controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereof or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment thereof or supplement thereto, or (iv) the omission or alleged omission to state in the Prospectus or any amendment thereof or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse such Underwriter and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, or any amendment thereof or supplement thereto, or the Registration Statement, or any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of any Underwriter specifically for inclusion therein, it being understood that the only information furnished by or on behalf of the Underwriters for use in connection with the preparation of the Registration Statement or the Prospectus is described in Section 8(h) hereof; provided further that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based on information in any Computational Materials, Structural Term Sheets or Collateral Term Sheets prepared by any Underwriter and (i) such information was created by such Underwriter and (ii) either all Depositor-Provided Information (as defined in Section 8(g)) is accurate and complete in all material respects, or, if such Depositor-Provided Information was not accurate and complete in all material respects, the Depositor furnished to such Underwriter prior to the Closing Date information that rendered such Depositor-Provided Information accurate and complete in all material respects. The foregoing indemnity agreement is in addition to any liability which the Depositor may otherwise have to the Underwriters or any controlling person of the Underwriter.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Depositor, each of its directors, each of the officers of the Depositor who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which the Depositor or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereof or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment thereof or supplement thereto, or (iv) the omission or alleged omission to state in the Prospectus, or any amendment thereof or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of such Underwriter specifically for inclusion therein, and shall reimburse the Depositor and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Depositor or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The only information furnished by or on behalf of the Underwriters for use in connection with the preparation of the Registration Statement or the Prospectus is described in Section 8(h) hereof. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Depositor or any such director, officer or controlling person.

            (c) Promptly after receipt by any indemnified party under this
Section 8 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 8.

         If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except to the extent provided in the next following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel per jurisdiction) at any time for all such indemnified parties, which firm shall be designated in writing by the applicable Underwriter, if the indemnified parties under this Section 8 consist of an Underwriter or any of its controlling persons, or the Depositor, if the indemnified parties under this Section 8 consist of the Depositor or any of the Depositor's directors, officers or controlling persons.

         Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a), (b) and (c), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party if indemnity could have been sought hereunder by such indemnified party unless such settlement
(i) includes an unconditional release of such indemnified party from all liability of any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         Notwithstanding the foregoing paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

            (d) Each Underwriter, severally and not jointly, agrees to provide the Depositor, for filing with the Commission an Additional Materials 8-K (i) no later than two (2) business days prior to the day on which the Prospectus Supplement is required to be filed pursuant to Rule 424 with a copy of any Computational Materials and Structural Term Sheets (each as defined in Section 5(e) hereof) distributed by such Underwriter and (ii) no later than one (1) business day after first use with a copy of any Collateral Term Sheets (as defined in Section 5(e) hereof) distributed by such Underwriter. If any Underwriter does not provide any Computational Materials, Structural Term Sheets or Collateral Term Sheets to the Depositor pursuant to this Section, such Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Underwritten Notes that is required to be filed with the Commission in accordance with the Kidder Letters and the PSA Letter. Each Underwriter agrees that the only Computational Materials, Structural Term Sheets and Collateral Term Sheets that it has used or will use will be those that the Representative provides to the Depositor.

            (e) Each Underwriter, severally and not jointly, agrees, assuming all Depositor-Provided Information (as defined in Section 8(g)) is accurate and complete in all material respects, to indemnify and hold harmless the Depositor, each of its officers and directors and each person who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, or any action in respect thereof, to which they may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Computational Materials, Structural Term Sheets or Collateral Term Sheets prepared by such Underwriter and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of each Underwriter under this Section 8(e) shall be in addition to any liability which such Underwriter may otherwise have. The procedures set forth in Section 8(c) shall be equally applicable to this Section 8(e).

            (f) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Sections 8(a), (b) or (e) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Depositor and such Underwriter from the offering of the Underwritten Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor and such Underwriter with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

         The relative benefits of such Underwriter and the Depositor shall be deemed to be in such proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by such Underwriter from time to time in negotiated sales of the related Underwritten Notes.

         The relative fault of any Underwriter and the Depositor shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Depositor or by such Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

         The Depositor and each Underwriter (severally and not jointly) agree that it would not be just and equitable if contributions pursuant to this
Section 8(f) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(f) shall be deemed to include, for purposes of this Section 8(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         For purposes of this Section 8, in no case shall any Underwriter be responsible for any amount in excess of (x) the amount received by such Underwriter in connection with its resale of the Underwritten Notes over (y) the amount paid by such Underwriter to the Depositor for the Underwritten Notes hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (g) For purposes of this Section 8 (except as otherwise provided) the terms "Computational Materials", "Structural Term Sheets", "Collateral Term Sheets" and "Derived Information" mean such portion, if any, of the information delivered to the Depositor by the Representative pursuant to
Section 8(d) for filing with the Commission on an Additional Materials 8-K as:

               (i) is not contained in the Prospectus without taking into account information incorporated therein by reference through an Additional Materials 8-K; and

              (ii) does not constitute Depositor-Provided Information.

         "Depositor-Provided Information" means the information and data set forth on any computer tape (or other electronic or printed medium) furnished to the Underwriters by or on behalf of the Depositor concerning the assets comprising the corpus of the Issuer.

            (h) The Underwriters confirm that the information set forth in the following paragraphs or sentences under "Underwriting" in the Prospectus
Supplement has been provided by them to the Depositor: [           paragraphs],
and the parties hereto acknowledge that such information, constitutes the only information furnished in writing by or on behalf of the Underwriters for use in connection with the preparation of the Registration Statement or the Prospectus.

            (i) The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective amount of Underwritten Notes they have purchased hereunder, and not joint.

            (j) Each Underwriter (the "Indemnifying Underwriter") will indemnify and hold harmless the other Underwriters and each person, if any, who controls such Underwriter within the meaning of either the Securities Act or the Exchange Act (the "Non-Indemnifying Underwriter") from and against any and all losses, claims, damages or liabilities, joint or several, to which the Non-Indemnifying Underwriter becomes subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of material fact contained in any Computational Materials or other written materials prepared by such Indemnifying Underwriter, or any member of its selling group, in connection with the Underwritten Notes or in any revision or amendment thereof or supplement thereto or (ii) the failure of such Indemnifying Underwriter, or any member of its selling group, to comply with any provision of Section 10, and agrees to reimburse such Non-Indemnifying Underwriter, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This agreement will be in addition to any liability that any Underwriter may otherwise have.

         SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Underwriters or controlling persons thereof, or by or on behalf of the Depositor and shall survive delivery of any Underwritten Notes to the Underwriters.

         SECTION 10. Defaulting Underwriter.

         If, on the Closing Date, any of the Underwriters shall fail or refuse to purchase Underwritten Notes that it has agreed to purchase hereunder on such date, and the aggregate principal amount of Underwritten Notes which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Underwritten Notes to be purchased on such date, the other Underwriters shall be obligated to purchase the Underwritten Notes which such defaulting Underwriter agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Underwritten Notes that any Underwriter has agreed to purchase pursuant to Section 2 be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Underwritten Notes, without the written consent of such Underwriter.

         If, on the Closing Date, one of the Underwriters shall fail or refuse to purchase Underwritten Notes that it has agreed to purchase hereunder on such date and the aggregate principal amount of Underwritten Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Underwritten Notes to be purchased on such date and arrangements satisfactory to the non-defaulting Underwriters and the Depositor for the purchase of such Underwritten Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Depositor. In any such case either such non-defaulting Underwriters or the Depositor shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         SECTION 11. Termination of this Agreement. The Representative may terminate this Agreement immediately upon notice to the Depositor and the other Underwriters, at any time at or prior to the Closing Date if any of the events or conditions described in Section 6(t) of this Agreement shall occur and be continuing. In the event of any such termination, the provisions of
Section 7, the indemnity agreement set forth in Section 8, and the provisions of Sections 9 and 16 shall remain in effect.

         SECTION 12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

            (a) if to the Underwriters, to the Representative shall be delivered or sent by mail, telex or facsimile transmission to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179 Attention: Asset Backed
Securities Group (Fax: 212-272-0979); and

            (b) if to the Depositor, shall be delivered or sent by mail, telex or facsimile transmission to Bear Stearns Asset Backed Funding II Inc., 383 Madison Avenue, New York, New York 10179, Attention: Chief Counsel (Fax:
212-272-4095).

         SECTION 13. Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon each Underwriter and the Depositor and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and for the benefit of directors of the Depositor, officers of the Depositor who have signed the Registration Statement and any person controlling the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         SECTION 14. Survival. The respective indemnities, representations, warranties and agreements of the Depositor and the Underwriters contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the delivery of and payment for the Underwritten Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION 15. Definition of the Term "Business Day". For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange is open for trading.

         SECTION 16. Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS RULES THEREOF THAT WOULD APPLY THE LAW OF ANOTHER JURISDICTION.

         The parties hereto hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined in New York State court or, to the extent permitted by law, in such federal court.

         SECTION 17. Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.


         SECTION 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.



                                     * * *

         If the foregoing correctly sets forth the agreement among the Depositor and the Underwriters, please indicate your acceptance in the space provided for the purpose below.


                                           Very truly yours,


                                           BEAR STEARNS ASSET BACKED
                                           FUNDING II INC.


                                           By:_____________________________
                                                Name:______________________
                                                Title:_____________________

CONFIRMED AND ACCEPTED, as
of the date first above written:



BEAR, STEARNS & CO. INC.




By:_______________________________
       Name:______________________
       Title:_____________________



[UNDERWRITER][S]




By:_______________________________
       Name:______________________
       Title:_____________________

                                  SCHEDULE A


                              Underwritten Notes


------------------------------------------------------------------------------------------------------------------

                             Class A-1 Note         Class A-1 Note         Class A-2 Note          Class A-2 Note
                             --------------         --------------         --------------          ---------------
      Underwriter           Principal Amount        Purchase Price         Principal Amount        Purchase Price
      -----------           ----------------        --------------         ----------------        ---------------
Bear, Stearns & Co. Inc..

[Underwriter][s].........
------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------

                             Class A-3 Note          Class A-3 Note         Class A-4 Note          Class A-4 Note
                             --------------          --------------         --------------          ---------------
      Underwriter            Principal Amount        Purchase Price         Principal Amount        Purchase Price
      -----------            ----------------        --------------         ----------------        --------------

Bear, Stearns & Co. Inc..

[Underwriter][s].........
------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------

                              Class B Note           Class B Note           Class C Note           Class C Note
                              ------------           ------------           ------------           ------------
      Underwriter            Principal Amount        Purchase Price         Principal Amount       Purchase Price
      -----------            ----------------        --------------         ----------------       --------------

Bear, Stearns & Co. Inc..

[Underwriter][s].........
------------------------------------------------------------------------------------------------------------------




                                     A-1